Exhibit 10.4

                                 PROMISSORY NOTE

$3,300,000.00                                             October 12, 1999

      FOR VALUE RECEIVED, the undersigned, Sparta Foods, Inc., a Minnesota corporation with offices in New Brighton, Minnesota, promises to pay to the order of Norwest Bank Minnesota, National Association (the "Bank") at the Bank's St. Paul Office or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of THREE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,300,000.00), together with interest on the unpaid balance hereof from the date hereof until this Note is fully paid at an annual rate equal to one-quarter of one percent (0.25%) in excess of the rate of interest established from time to time by the Bank (or its successor) as its Base Rate. The interest rate of this Note shall change simultaneously with each change in the Base Rate. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

      Interest on this Note is payable ON DEMAND, but until such demand is made, interest shall be payable on the last day of each consecutive month, commencing October 31, 1999, and upon maturity.

      Principal of this Note shall be repaid as follows:

         Fifty-nine (59) installments, each in the amount of $55,000.00, commencing October 31, 1999 and continuing on the last day of each consecutive month thereafter through and including August 31, 2004; plus one (1) final payment in an amount equal to all then-remaining outstanding principal of this Note shall be due and payable on September 30, 2004.

      This Note constitutes the Term Note issued pursuant to the provisions of that certain Term Loan And Credit Agreement of even date herewith (the "Credit Agreement") made between the undersigned and the Bank. Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, is secured, may be prepaid voluntarily, and may be accelerated.

      Unless prohibited by law, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid. The holder hereof may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability in connection with this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser or guarantor. This Note shall be governed by the substantive laws of the State of Minnesota.

                                  SPARTA FOODS, INC.

                                  By:________________________________________

                                  Its:_______________________________________

                                  By:________________________________________

                                  Its:_______________________________________